Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements on Form S-3 and in the related Prospectuses and in the following Registration Statements on Form S-8 of Centex Corporation and Subsidiaries:

Form S-3 Registration No. 333-54722	Form S-8	Registration No. 33-55083
Registration No. 333-54722-01		Registration No, 33-55083-01
Registration No. 333-54722-02		Registration No. 33-55083-02
Registration No. 333-117470		Registration No. 333-28229
Registration No. 333-117470-01		Registration No. 333-28229-01
Registration No. 333-117470-02		Registration No. 333-28229-02
Registration No. 333-72893		Registration No. 333-55717
Registration No. 333-55717-01
Registration No. 333-55717-02
Registration No. 333-74185
Registration No. 333-74185-01
Registration No. 333-74185-02
Registration No. 333-86041
Registration No. 333-86041-01
Registration No. 333-86041-02
Registration No. 333-37956
Registration No, 333-68790
Registration No. 333-68790-01
Registration No. 333-68790-02
Registration No. 333-100682
Registration No. 333-100682-01
Registration No. 333-100682-02
Registration No. 333-103440
Registration No. 333-103440-01
Registration No. 333-103440-02
Registration No. 333-107701
Registration No. 333-107701-01
Registration No. 333-107701-02
Registration No. 333-109869
Registration No. 333-109869-01
Registration No. 333-109869-02
Registration No. 333-110269
Registration No. 333-110269-01
Registration No. 333-110269-02
Registration No. 33-44575
of our reports dated May 21, 2008, with respect to the consolidated financial statements of Centex Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of Centex Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

/s/ ERNST & YOUNG LLP

Dallas, Texas
May 21, 2008